EXHIBIT 32

CERTIFICATION
Pursuant to 18 U.S.C. Section 1350,
as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

We, the undersigned, certify that, to the best of our knowledge, this quarterly report on Form 10-Q for the quarter ended September 30, 2011, of CRI HOTEL INCOME PARTNERS, L.P., and containing the financial statements, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in this quarterly report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

CRI HOTEL INCOME PARTNERS, L.P.
(Small Business Issuer)

	by:	CRICO Hotel Associates I, L.P
General Partner

		by:	C.R.I., Inc.

March 13, 2012			by:	/s/ William B. Dockser
DATE				William B. Dockser
Director, Chairman of the Board,
and Treasurer
Principal Executive Officer

March 13, 2012			by:	/s/ H. William Willoughby
DATE				H. William Willoughby
Director, President, Secretary,
Principal Financial Officer and
Principal Account Officer

This certification accompanies this quarterly report and is made solely for purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose, and shall not be deemed filed by the registrant for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.